Exhibit 10(1xiv)

Agreement to Terminate Split-Dollar Agreement

between American Greetings Corporation and the

Morry Weiss and Judith S. Weiss 2001 Irrevocable Insurance Trust

THIS AGREEMENT made and entered into this 16th day of February 2009 between American Greetings Corporation (the “Corporation”), an Ohio corporation, and the Morry Weiss and Judith S. Weiss 2001 Irrevocable Insurance Trust (the “Owner”) dated March 1, 2001 having Gary Weiss, Jeffrey Weiss, Zev Weiss and Elie Weiss as its co-trustees.

WHEREAS, the Corporation and the Owner executed a split-dollar life insurance agreement dated as of May 7th, 2001 (the “Split-Dollar Agreement”) on the lives of Morry Weiss and Judith Weiss (the “Insured”), under which the Owner possesses all incidents of ownership in and to the policy, subject to certain limitations in favor of the Corporation.

WHEREAS, pursuant to the Split-Dollar Agreement, the Corporation has paid a portion of the $185,000 annual premiums and has a collateral interest in the policy held by the Owner as security for the reimbursement of an amount equal to the premiums paid by the Corporation but not to exceed the cash value of the policy. The Owner has also paid a portion of the premiums.

WHEREAS, the Corporation acknowledges that its obligation to pay premiums under the Split-Dollar Agreement was not conditioned on continued services by Morry Weiss.

WHEREAS, the enactment of the Sarbanes-Oxley Act of 2002 (the “Act”) brought into question whether the Corporation could continue to pay premiums and increase the reimbursement amount with respect to the insurance policy that is the subject of the Split-Dollar Agreement. The Act prohibits new loans between the Corporation and certain individuals, and certain features of the continuing arrangement could be characterized as a loan prohibited by the Act.

WHEREAS, pursuant to the terms of the insurance policy, the Corporation has not made further premium payments since the enactment of the Act and any additional amount paid with respect to the policy since enactment of the Act has not been subject to reimbursement by the Corporation.

WHEREAS, the parties acknowledge that the cash value of the policy subject to the Split-Dollar Agreement does not exceed the aggregate premiums paid by the Corporation pursuant to the Agreement.

As a result of limitations imposed by the Act on the continuation of the Split-Dollar Agreement, the Corporation and the Owner agree to the following terms:

1. In accordance with Section 8b of the Split-Dollar Agreement, this Agreement provides notice by the Owner to the Corporation to terminate the Split-Dollar Agreement.

2. On February 16, 2009, the Owner will pay the Corporation $1,212,000 or such other amount as is equal to the maximum available cash value in the life insurance policy on the lives of the

Insured that has been subject to the Split-Dollar Agreement, as of the date that the Owner submits a request for withdrawal.

3. Upon (a) the Corporation's receipt of payment in the amount described in paragraph 2 above and (b) the receipt of written notification by the Owner from Morry Weiss that the agreement between Morry Weiss and the Corporation, as described in Section 7 below, has been signed, the Split Dollar Agreement shall terminate without further action.

4. As a result of the termination of the Split Dollar Agreement, the Corporation hereby agrees to release any and all interest in the life insurance policy on the lives of the Insured, the Owner agrees that the Corporation will make no further payments to the insurance company, and the Owner will have an unrestricted interest in the insurance policy that has been subject to the Split Dollar Agreement.

5. This Agreement and the rights of the parties hereunder will be governed by and construed in accordance with the laws of the state of Ohio without regard to conflicts of laws.

6. This Agreement settles any and all claims by the Owner and the Corporation with respect to the Split Dollar Agreement.

7. Contemporaneous with the Owner's written agreement with the Corporation to terminate the Split Dollar Agreement, the parties acknowledge that Morry Weiss and the Corporation will enter an agreement by which the Corporation will pay a fixed amount to Morry Weiss.

8. This Agreement may not be amended except by a written instrument signed by the Corporation and the Owner, or their respective successors or assigns.

9. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns and the Owner and its successors and assigns.

10. Each of the parties hereto shall use its reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary to consummate and make effective the transactions contemplated by this Agreement, at the reasonable request of another party, before, at or after the termination of the Split Dollar Agreement.

THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT, IN COUNTERPARTS, AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE.

MORRY WEISS AND JUDITH S. WEISS

2001 IRREVOCABLE INSURANCE TRUST

By:	/s/Gary Weiss
Gary Weiss, Trustee

By:	/s/Jeffrey Weiss
Jeffrey Weiss, Trustee

By:	/s/Zev Weiss
Zev Weiss, Trustee

By:	/s/Elie Weiss
Elie Weiss, Trustee

AMERICAN GREETINGS CORPORATION

By: /s/Catherine M. Kilbane

Title: Senior Vice President, General Counsel and Secretary

2/9/09

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